UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23902 FM 2978
Tomball, Texas	77375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 300-7647

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On June 19, 2025 (“Effective Date”), QS Energy, Inc. (the “Company”) entered into a distributor agreement (“Distribution Agreement”) with VIPS Petroleum (“Distributor”), a corporation organized under the laws of England and Wales.

The Distribution Agreement provides for the appointment of Distributor to serve as the Company’s exclusive distributor to promote, sell, and lease the Company’s Applied Oil Technology units (“AOT”) in the territories (“Territories”) of India, Indonesia, Liberia, Ghana, Nigeria, Malaysia, Singapore, Vietnam, Laos, Philippines, Australia, Bahrain, and Thailand for a period of twelve (12) months from the Effective Date.

The term (“Term”) of the Distribution Agreement is ten (10) years from the Effective Date, subject to earlier termination for cause, as follows: (i) either the Company or Distributor may terminate the Distribution Agreement upon 30 days’ written notice to the other of a material breach not cured within the notice period; and, (ii) the Company may terminate the Distribution Agreement without notice for Distributor’s non-payment, fraud, misrepresentation, or non-compliance with U.S. SEC [Securities and Exchange Commission] and FCPA [Foreign Corrupt Practices Act] regulations. The Term shall automatically renew for ten (10) years unless either party provides notice to the other of termination one (1) year prior to the initial Term’s expiration date.

The Distribution Agreement provides that Distributor may elect to purchase AOT units from the Company. For each AOT unit purchased by Distributor, Distributor shall pay the Company a purchase price of five million dollars ($5,000,000) (“Purchase Price”). Fifteen percent (15%) of the Purchase Price ($750,000) for each AOT unit shall be subject to a post-purchase rebate, payable by the Company to Distributor within one (1) business day following the Company’s confirmation of cleared Purchase Price funds. Alternatively, Distributor may elect a commission model whereby Distributor will receive a ten percent (10%) commission on gross revenue generated by sales of the AOT units to end users in the Territories.

Upon Company’s receipt of Distributor’s order for the purchase of AOT units, the Company will generate and send an invoice to Distributor in an amount equal to the Purchase Price multiplied by the number of AOT units ordered. The Company’s payment terms are due on receipt, except Distributor may request payment terms of net 30 days subject to Company’s approval and Distributor providing Company with proof of funds documentation.

In addition to the above compensation arrangement, subject to negotiation and the execution of an “Additional Revenue” addendum to the Distribution Agreement, the Company and Distributor will share additional revenue, if any, generated from sales and use of AOT units in the Territories.

The Distribution Agreement also provides that upon the Company’s receipt of payment of twenty-five million dollars ($25,000,000), representing Distributor’s payment for an initial order of five (5) AOT units, the Company will issue 25,000,000 shares of its common stock to Distributor subject to additional agreements between Company and Distributor setting forth the form and terms and conditions of such issuance.

The Distribution Agreement also contains terms and conditions, regarding, among others, Company product warranties, Company obligations, and Distributor obligations.

The above description of material terms and conditions of the Distribution Agreement is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by this reference.

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Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K (including the exhibit hereto) that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on current expectations, estimates and projections about our business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those set forth our periodic reports filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Registrant undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Distributor Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2025	QS ENERGY, INC.

By: /s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: CEO and CFO

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